                                                                EXHIBIT (4) (xi)

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                        AMERICAN STANDARD INC., as Issuer

                 AMERICAN STANDARD COMPANIES INC., as Guarantor

                                       and

                        THE BANK OF NEW YORK, as Trustee

                                 ---------------


                          Fifth Supplemental Indenture

                            Dated as of May 28, 1999

                                 ---------------


                            Pound Sterling 60,000,000


                           8.25% Senior Notes due 2009






================================================================================

              FIFTH SUPPLEMENTAL INDENTURE, dated as of May 28, 1999 (the "Fifth Supplemental Indenture"), to the Indenture, dated as of May 28, 1999 (as amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), among AMERICAN STANDARD INC., a Delaware corporation (hereinafter called the "Issuer"), having its principal office at One Centennial Avenue, P.O. Box 6820, Piscataway, New Jersey 08835-6820, and AMERICAN STANDARD COMPANIES INC., a Delaware corporation (hereinafter called the "Guarantor"), having its principal office at One Centennial Avenue, P.O. Box 6820, Piscataway, New Jersey 08835-6820, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee hereunder (hereafter called the "Trustee"), having its principal office at 101 Barclay Street, Floor 21 West, New York, New York 10286.

                                    RECITALS

              WHEREAS, the Issuer, the Guarantor and the Trustee have each duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of one or more series of its senior debt securities (the "Securities") to be issued in one or more series as in the Indenture provided;

              WHEREAS, the Issuer and the Guarantor desire and have requested the Trustee to join them in the execution and delivery of this Fifth Supplemental Indenture in order to establish and provide for the issuance by the Issuer and the Guarantor of a series of Securities designated as its 8.25% Senior Notes due 2009 (the "Sterling Notes") in the aggregate principal amount not to exceed Pound Sterling 60,000,000, substantially in the form attached hereto as Exhibit A, on the terms set forth herein;

              WHEREAS, Section 9.01 of the Indenture provides that a supplemental indenture may be entered into by the Issuer and the Guarantor and the Trustee for such purpose provided certain conditions are met;

              WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Fifth Supplemental Indenture have been complied with; and

              WHEREAS, all things necessary to make this Fifth Supplemental Indenture a valid agreement of the Issuer, the Guarantor and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

              NOW, THEREFORE:

              In consideration of the premises and the purchase and acceptance of the Sterling Notes by the Holders thereof the Issuer mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders of the Sterling Notes, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

Section 1.   SCOPE OF THIS FIFTH
             SUPPLEMENTAL INDENTURE

              (a) The changes, modifications and supplements to the Indenture effected by this Fifth Supplemental Indenture in Section 2 hereof shall only be applicable with respect to, and govern the terms of, the Sterling Notes issued by the Issuer and the Guarantor, which shall be limited in original aggregate principal amount to Pound Sterling 60,000,000 and shall not apply to any other Securities which may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

              (b) Pursuant to this Fifth Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled "8.25% Senior Notes due 2009." The Sterling Notes shall be in the form of Exhibit A hereto. The Guarantee to be endorsed on the Sterling Notes shall be in substantially the form set forth in Exhibit B.

              (1) the title of the Securities of such series shall be "Sterling 8.25% Senior Notes due 2009" and the Sterling Notes are endorsed to the benefit of Article XII of the Indenture;

              (2) the Sterling Notes shall be initially authenticated and delivered from time to time in aggregate principal amount not to exceed Pound Sterling 60,000,000;

              (3) the Notes will be issued at a price of 98.335%;

              (4) the principal of each Sterling Note shall be payable on June 1, 2009;

              (5) the Sterling Notes shall bear interest at the rate of 8.25% per annum;

              (6) interest shall accrue on the Sterling Notes from May 28, 1999, or the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates for such Notes shall be June 1 and December 1 in each year, commencing December 1, 1998, and the Regular Record Dates with respect to the Interest Payment Dates for such Notes shall be May 15 and November 15 in each year, respectively (whether or not a Business Day);

              (7) the Corporate Trust Office of The Bank of New York, in New York, New York (and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of and the rules of such Exchange so require, in the city of Luxembourg and in any other city where such agency is required to be maintained under the rules of any stock exchange on which the Notes are listed) shall be the place at which (i) the principal of, premium, if any, and interest, if any, on the Sterling Notes shall be payable, (ii) registration of transfer of such Notes may be effected, (iii) exchanges of such Notes may be effected and (iv) notices and demands to or upon the Issuer in respect of such Notes and the Indenture may be served; and The Bank of New York shall be the Security Registrar for the Sterling Notes;

              (8) the Sterling Notes shall not be redeemable by the Issuer prior to Maturity;

              (9) not applicable;

              (10) the Securities will be issuable in denominations of Pound Sterling 1,000 and any integral multiple thereof;

              (11) the currency in which the Securities are denominated and payable is pounds sterling; provided, however, that if the United Kingdom adopts the Euro, it will replace pounds sterling as the legal tender in the United Kingdom and result in the effective redenomination of the Sterling Notes into Euro and the regulations of the European Commission relating to the Euro shall apply to the Sterling Notes. The circumstances and consequences described hereunder entitle neither the Issuer, the Guarantor nor any holder of Sterling Notes to early redemption, rescission, notice or repudiation of the terms and conditions of the Sterling Notes or the Indenture or this Fifth Supplemental Indenture or to raise other defenses or to request any compensation claim, nor will they affect any of the other obligations of the Issuer or the Guarantor under the Sterling Notes and the Indenture and this Fifth Supplemental Indenture;

              (12)   not applicable;

              (13)   not applicable;

              (14)   not applicable;

              (15)   see Section 2 of this Fifth Supplemental Indenture;

              (16)   not applicable;

              (17) the Sterling Notes are to be issued as Registered Securities; each Sterling Note is to be initially registered in the nominee name of the Trustee, as common depositary for EuroClear and Cedel Bank (the "Common Depositary"). The Sterling Notes shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

              (i) a Sterling Note may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by EuroClear and Cedel Bank to the Common Depositary, or by the Common Depositary to EuroClear or Cedel Bank, or by an-other nominee of EuroClear or Cedel Bank to any other nominee thereof, or by EuroClear or Cedel Bank or any nominee thereof to any successor of EuroClear or Cedel Bank or any nominee thereof; and

              (ii) a Sterling Note may be exchanged for certificated notes registered in the respective names of the beneficial holders thereof, and thereafter shall be transferable without restriction, if:

                            (A) EuroClear or Cedel Bank, or any successor of
                     EuroClear or Cedel Bank, shall have notified the Issuer and the Trustee that it is unwilling or unable to continue to act as account holder with respect to such Sterling Note and, in such case, the Trustee shall not have been notified by the Issuer within ninety (90) days of the identity of a successor of EuroClear or Cedel Bank with respect to such Sterling Note;

                            (B) Euroclear and Cedel notify the Issuer that they
                     are unwilling or unable to act as clearing agency and a successor is not appointed by the issuer within 90 days; or

                            (C) (1) an Event of Default shall have occurred and
                     be continuing pursuant to Section 5.02 of the Indenture upon the request of a majority of the holders of the Sterling Notes; or

                            (D) at any time if the issuer in its sole discretion
                     determines that the Global Notes (in whole but not in part) should be exchanged for definitive registered notes. (18) not applicable;

              (19)   not applicable;

              (20)   the Sterling Notes will be issued in book entry form;

              (21) the Sterling Notes are subject to the defeasance and covenant defeasance provisions of the Indenture;

              (22)   not applicable;

              (23)   not applicable; and

              (24)   not applicable.

Section 2.           ADDITIONAL PROVISIONS

              (a) ADDITIONAL DEFINITIONS Each of the following definitions, which constitute part of this Fifth Supplemental Indenture, shall be inserted in proper alphabetical order in Article I of the Indenture. Any definition set forth in the Indenture which is also set forth below shall have the meaning set forth below for purposes of terms of the Indenture and this Fifth Supplemental Indenture. Capitalized terms used in this Fifth Supplemental Indenture but not defined herein shall have the meaning ascribed to such terms in the Indenture.

              "Attributable Liens" means in connection with a sale and lease-back transaction, the lesser of (a) the fair market value of the assets subject to such transaction and (b) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding securities issued under the Indenture (which may include securities in addition to the Sterling Notes) determined on a weighted average basis and compounded semiannually) of the obligations of the lessee for rental payments during the term of the related lease.

              "Capital Lease" means any Indebtedness represented by a lease obligation of a person incurred with respect to real property or equipment acquired or leased by such person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

              "Closing Date" means May 28, 1999.

              "Exempted Debt" means the sum of the following as of the date of determination: (i) Indebtedness of the Issuer and Guarantor incurred after the Closing Date and secured by Liens not otherwise permitted by the first sentence under Limitation on Liens below (Section 10.11), and (ii) Attributable Liens of the Issuer and Guarantor and their Subsidiaries in respect of sale and lease-back transactions entered into after the Closing Date, other than sale and lease-back transactions permitted by the limitation on sale and lease-back transactions set forth under Section 10.12. For purposes of determining whether or not a sale and lease-back transaction is "permitted" by Section 10.12, Limitation on Sale and Lease-Back Transactions, the last paragraph under Section 10.11, Limitation on Liens (creating an exception for Exempted Debt), will be disregarded.

              "Lien" means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

              "Permitted Liens" means (i) Liens securing Indebtedness under the Facility and any initial or subsequent renewal, extension, refinancing, replacement or refunding thereof; (ii) Liens on accounts receivable, merchandise inventory, equipment, and patents, trademarks, trade names and other intangibles, securing Indebtedness; (iii) Liens on any asset of the Issuer and Guarantor, any Subsidiary, or any joint venture to which the Issuer or the Guarantor or any of their Subsidiaries is a party, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;
(iv)(a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of property (including shares of stock), including Capital Lease transactions in connection with any such acquisition, and (b) Liens existing on property at the time of acquisition thereof or at the time of acquisition by the Issuer or Guarantor or a Subsidiary or any person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 24 months after such acquisition and shall attach solely to the property acquired or purchased and any improvements then or thereafter placed thereon;
(v) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(vi) Liens upon specific items of inventory or other goods and proceeds of any person securing such person's obligations in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods; (vii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens on key-man life insurance policies granted to secure Indebtedness of the Issuer or Guarantor against the cash surrender value thereof; (ix) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Indebtedness of the Company under interest swap obligations and currency agreements and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect the Issuer or the Guarantor or any of their Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (x) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or Guarantor or any of their Subsidiaries in the ordinary course of business and (xi) Liens in favor of the Issuer or Guarantor or any Subsidiary.

              (b) ADDITIONAL SECTIONS Each of the following provisions, which constitutes part of this Fifth Supplemental Indenture, is numbered to conform with the format of the Indenture:

Section 10.11        Limitation on Liens

              The Issuer and the Guarantor will not, and will not permit any of their Subsidiaries to, create, incur, or permit to exist, any Lien on any of their respective properties or as-sets, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any Indebtedness of either of the Issuer or the Guarantor, without effectively providing that the Sterling Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except: (i) Liens existing as of the Closing Date; (ii) Liens granted after the Closing Date on any assets or properties of the Issuer or the Guarantor or any of their Subsidiaries securing Indebtedness of the Issuer or the Guarantor created in favor of the Holders of the Sterling Notes;
(iii) Liens securing Indebtedness of the Issuer or the Guarantor which is incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the Indenture; provided that such Liens do not extend to or cover any property or assets of the Issuer or the Guarantor or any of their Subsidiaries other than the property or assets securing the Indebtedness being refinanced and that the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced; (iv) Permitted Liens; and (v) Liens created in substitution of or as replacements for any Liens permitted by the preceding clauses (i) through (iv), provided that, based on a good faith determination of an officer each of the Issuer and the Guarantor, the property or asset encumbered under any such substitute or replacement Lien is substantially similar in nature to the property or asset encumbered by the otherwise permitted Lien which is being replaced.

              Notwithstanding the foregoing, the Issuer and the Guarantor and any Subsidiary may, without securing the Sterling Notes, create, incur or permit to exist Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto and at the time of determination, Exempted Debt does not exceed the greater of (i) 10% of Consolidated Net Assets or (ii) $250,000,000.

Section 10.12   Limitation on Sale and Lease-Back
                Transactions

              The Issuer and Guarantor will not, and will not permit any of their Subsidiaries to, enter into any sale and lease-back transaction for the sale and leasing back of any property or asset, whether now owned or hereafter acquired, of the Issuer or Guarantor or any of their Subsidiaries (except such transactions (i) entered into prior to the Closing Date or (ii) for the sale and leasing back of any property or asset by a Subsidiary of the Issuer or Guarantor to the Issuer or Guarantor or (iii) involving leases for less than three years or (iv) in which the lease for the property or asset is entered into within 120 days after the later of the date of acquisition, completion of construction or commencement or full operations of such property or asset) unless (a) the Issuer or Guarantor or such Subsidiary would be entitled under the Limitation on Liens covenant above to create, incur or permit to exist a Lien on the assets to be leased in an amount at least equal to the Attributable Liens in respect of such transaction without equally and ratably securing the Sterling Notes, or (b) the proceeds of the sale of the assets to be leased are at least equal to their fair market value and the proceeds are applied to the purchase or acquisition (or in the case of real property, the construction) of assets or to the repayment of Indebtedness of the Issuer or Guarantor or a Subsidiary of the Issuer or Guarantor which by its terms matures not earlier than one year after the date of such repayment.

              IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

                                     AMERICAN STANDARD INC.


                                     By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                     AMERICAN STANDARD COMPANIES INC.,
                                     as Guarantor


                                     By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                     THE BANK OF NEW YORK, as Trustee


                                     By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A


                             FORM OF SENIOR SECURITY

                               [Face of Security]

If the Holder of this Security (as indicated below) is the trustee of the indenture as common depositary ("Common Depositary") for EuroClear or Cedel Bank or a nominee of EuroClear or Cedel Bank, this Security is a Global Security and the following legend applies:

                        THIS SECURITY IS HELD BY THE COMMON DEPOSITARY (AS
            DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL SECURITY MAY BE TRANSFERRED IN WHOLE BUT NOT IN PART PURSUANT TO
            SECTION 1(b)(17)(i) OF THE FIFTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 1(b)(17)(ii) OF THE FIFTH SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESOR COMMON DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

                             AMERICAN STANDARD INC.
                           8.25% Senior Notes Due 2009

No. 01                                                Pound Sterling 60,000,000



                                                           ISIN No. XS0097937477


AMERICAN STANDARD INC., a Delaware corporation (herein referred to as the "Issuer," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED or registered assigns the principal sum of SIXTY MILLION POUNDS STERLING on June 1, 2009 (the "Stated Maturity Date") and to pay interest thereon from May 28, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year (each, an "Interest Payment Date"), commencing December 1, 1999, at the rate of 8.25% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Issuer maintained for such purpose; provided, however, that such interest may be paid, at the Issuer's option, by mailing a check to such Holder at its registered address or by transfer of funds to an account maintained by such Holder. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The principal of this Security payable on the Stated Maturity Date or the principal of, premium, and interest on this Security will be paid against presentation of this Security at the office or agency of the Issuer maintained for that purpose in New York, in the coin or currency of the United Kingdom.

Interest payable on this Security on any Interest Payment Date and on the Stated Maturity Date will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including May 28, 1999, if no interest has been paid on this Security) to but excluding such Interest Payment Date or the Stated Maturity Date, as the case may be. If any Interest Payment Date or the Stated Maturity Date falls on a day that is not a Business Day, as defined below, principal, premium, and/or interest payable with respect to such Interest Payment Date or Stated Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, on which banks in New York are not required or authorized by law or executive order to close.

All payments of principal, premium, and interest in respect of this Security will be made by the Issuer in immediately available funds.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its facsimile corporate seal.


Dated:                               AMERICAN STANDARD INC.
       --------------

                                     By:
                                        -----------------------
                                        Title:

Attest:



------------------------------
Assistant Secretary












TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

Dated:
      --------------------

THE BANK OF NEW YORK

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

by
   -----------------------
   Authorized Signatory

                              [Reverse of Security]

                             AMERICAN STANDARD INC.


This Security is one of a duly authorized issue of securities of the Issuer (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 28, 1999 (herein called the "Indenture") among the Issuer, the Guarantor and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the duly authorized series of Securities designated on the face hereof (collectively, the "Securities"), and the aggregate principal amount of the Securities to be issued under such series is limited to Pound Sterling 60,000,000 (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Securities). All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities under the Indenture at any time by the Issuer, the Guarantor and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the

Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Issuer and the Guarantor with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange hereafter or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Security is registrable in the Security Register of the Issuer upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of (and premium) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein and herein set forth, this Security is exchangeable for a like aggregate principal amount of Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

The Securities of this series are issuable only in registered form without coupons in denominations of Pound Sterling 1,000 and any integral multiple thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer and the Guarantor may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or premium, or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer, director, incorporator, limited or general partner, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State without regard to conflicts of law principles thereof.

ASSIGNMENT FORM

               To assign this Securities, fill in the form below:

                  I or we assign and transfer this Security to


            ----------------------------------------------------

            ----------------------------------------------------

            ----------------------------------------------------

            (Print or type assignee's name, address and zip code)

            ----------------------------------------------------

            (Insert assignee's soc. sec. or tax I.D. No.)

            and irrevocably appoint                          agent to transfer
            this Security on the books of the Company.  The agent may substitute another to act for him.

             --------------------------------------------------

Date:                      Your Signature:
      --------------------                 --------------------

Signature Guarantee:
                     ----------------------------------

                       (Signature must be guaranteed)

-----------------------------------------------------------------------

Sign exactly as your name appears on the other side of this Security.

                                                                       EXHIBIT B


                          FORM OF NOTATION ON SECURITY
                  RELATING TO AMERICAN STANDARD COMPANIES INC.

              The Guarantor has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment and performance of the obligations of the Issuer in connection with the Indenture and each Series of Securities issued thereunder. In case of the failure of the Issuer punctually to perform or make any such payment, the Guarantor hereby agrees to cause such payment and performance to be made punctually.

              The obligations of the Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Capitalized terms used and not defined herein have the meanings ascribed thereto in the Indenture.

AMERICAN STANDARD COMPANIES INC.


By:
   --------------------------------
   Name:
        ---------------------------
   Title:
         --------------------------

Attest:


By:
   --------------------------------
   Name:
        ---------------------------
              Assistant Secretary


(Seal)






                                      B-1